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                                                                   EXHIBIT 10.43


                              AMENDMENT NO. 1 TO
                    MATTEL, INC. DEFERRED COMPENSATION PLAN
                          FOR NON-EMPLOYEE DIRECTORS

          The Mattel, Inc. Deferred Compensation Plan for Non-Employee Directors (the "Plan") is hereby amended, effective as of August 17, 2000, as set forth below.

1. Section 3(b)(i) of the Plan is hereby amended and restated to read in its entirety as follows:

          (i) Determination of Credited Amounts.  Deferrals credited to the
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     Stock Equivalent Account portion of a Director's Account shall be applied on the last business day of the month in which occurs the date the related compensation is or would be otherwise paid to the hypothetical purchase of whole shares of the Company's common stock, par value $1.00 per share (the "Common Stock") determined by dividing the amount of such compensation by the price of a share of Common Stock. Amounts remaining after the hypothetical purchase of whole shares of Common Stock shall be credited to the Interest Accrual Account until the next Valuation date when the remaining principal amount shall be credited to the Stock Equivalent
     Account and applied to the hypothetical purchase of Common Stock. The Director's Account (including any portion of an Assumed Account represented by the Stock Equivalent Account) shall also be credited on the last business day of the month in which cash dividends are paid with a hypothetical number of shares of Common Stock equivalent to any cash dividend payment on the number of shares of Common stock equal to the number of hypothetical shares of Common Stock in the Director's Stock Equivalent Account on the record date for such dividend. Such amount shall then be converted to a number of additional hypothetical shares determined by dividing such amount by the price of a share of Common Stock. For purposes of this Section 3(b)(i), the price of a share of Common Stock to be applied on the last business day of the month in which occurs any compensation or dividend date shall be the closing price of a share of Common Stock on the date the related compensation or cash dividend is paid or would be otherwise paid. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by the professional market maker making a market in the Common Stock.
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2.   This Amendment No. 1 to the Plan shall be and is hereby incorporated in and forms a part of the Plan.

3.   Except as set forth herein, the Plan shall remain in full force and effect.

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          IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the
Plan to be executed, effective as set forth above.

                                             MATTEL, INC.

                                             By: /s/ Alan Kaye
                                                 ------------------------------
                                                 Name:
                                                 Title:

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